SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

               Blonder Tongue Laboratories, Inc.
(Exact Name of registrant as specified in its charter)

              Delaware                                                       1-14120                                                         52-1611421
(State or other jurisdiction of incorporation)                  (Commission File Number)            (I.R.S. Employer Identification No.)

   One Jake Brown Road, Old Bridge, New Jersey  08857
(Address if principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:   (732) 679-4000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           Departure of Named Executive Officer

On February 16, 2010, Blonder Tongue Laboratories, Inc. (the “Company”) advised Peter Daly, the Company’s Senior Vice-President-Marketing and Sales and Chief Marketing Officer, that his employment with the Company was being terminated, effective on such date.  Mr. Daly’s position was eliminated in connection with the Company’s efforts to further streamline its organizational structure and reduce managerial costs.  Sales responsibilities previously assigned to Mr. Daly will be assumed by other senior members of the Company’s Sales Department.  Mr. Daly’s marketing and other responsibilities will be assumed by members of the Company’s senior management team.

(e)           Executive Compensation Arrangement

In connection with the termination of Mr. Daly’s employment with the Company, Mr. Daly’s compensation arrangement, as previously disclosed on the Company’s Current Report on Form 8-K filed on October 9, 2009, was terminated effective as of February 16, 2010.

Mr. Daly is eligible for severance payments in accordance with the Company’s standard severance policies for eligible employees whose employment is involuntarily terminated.  Mr. Daly will receive six (6) weeks of severance calculated at one week of pro-rated base salary for each year of service to the Company, payment by the Company of its standard contribution toward Mr. Daly’s continuing group heath insurance coverage for the same period, and payment of all unused vacation time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:     /s/ Eric Skolnik
            Eric Skolnik
            Senior Vice President and Chief Financial Officer

Date: February 19, 2010

3